Exhibit 99.1

PROXY

ENTERPRISE ACQUISITION CORP.

SPECIAL MEETING OF STOCKHOLDERS

October 26, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF ENTERPRISE ACQUISITION CORP.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN OR, IF NO DIRECTION IS MADE, WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED HEREIN.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL PROPOSALS.

The undersigned stockholder of Enterprise Acquisition Corp., a Delaware corporation (“Enterprise”), having read the Notice of Special Meeting of Stockholders and the proxy statement dated October 9, 2009, receipt of which are hereby acknowledged, revoking all prior proxies, hereby appoints Daniel C. Staton and Ezra Shashoua, or either of them, with the full power and authority to act as proxy of the undersigned and with full power of substitution, to vote all shares of common stock which the undersigned may be entitled to vote at the special meeting of stockholders of Enterprise to be held at the offices of Akerman Senterfitt, One Southeast Third Avenue, Miami, Florida, 33131 at 9:00 a.m. Eastern time, on October 26, 2009, and at any adjournment or postponement thereof, on the matters set forth in this proxy and described in the proxy statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments or postponements thereof:

(1)

The Initial Charter Proposal— To consider and vote upon a proposal to amend Enterprise’s amended and restated certificate of incorporation to allow Enterprise to complete the merger with ARMOUR Merger Sub Corp. and ARMOUR Residential REIT, Inc.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)

The Secondary Charter Proposal— To consider and vote upon a proposal to increase from 30% to 50% the threshold contained in Enterprise’s amended and restated certificate of incorporation regarding the amount of Enterprise’s shares of common stock issued in Enterprise’s initial public offering that may seek conversion without preventing a business combination from being consummated.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)

The Merger Proposal— To consider and vote upon a proposal to (i) adopt the Agreement and Plan of Merger, dated as of July 29, 2009, among Enterprise, ARMOUR Residential REIT, Inc. and ARMOUR Merger Sub Corp., which, among other things, provides for the merger of ARMOUR Merger Sub Corp. with and into Enterprise, with Enterprise being the surviving entity and becoming a wholly-owned subsidiary of ARMOUR Residential REIT, Inc, and (ii) approve the business combination contemplated by such Agreement and Plan of Merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

CONVERSION OF PUBLIC SHARES:  You may elect to convert your Public Shares to cash by voting "AGAINST" the merger, provided that, the merger is approved.  If the merger is not approved, you will not be able to exercise conversion rights at this time.

If the merger is approved and you have voted the Public Shares held by you “AGAINST” Proposal 3, you may exercise your conversion rights with respect to those Public Shares and demand that Enterprise convert those Public Shares into a pro rata portion of the funds available in trust account by marking the box below and delivering your Public Shares to Enterprise's transfer agent before the special meeting. You will be entitled to receive cash for these shares only if the merger is approved and completed and you deliver your Public Shares to Enterprise’s transfer agent before the special meeting. Failure to (a) vote against the Merger Proposal, (b) affirmatively request conversion by checking the box below, or (c) deliver your shares to Enterprise’s transfer agent before the special meeting will result in the loss of your conversion rights.

I HEREBY EXERCISE MY CONVERSION RIGHTS  ☐

CONVERSION RIGHTS WILL BE EXERCISABLE AT THIS TIME ONLY IF THE MERGER IS APPROVED

(4)

The Adjournment Proposal— To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, Enterprise is not authorized to consummate the merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Note:  Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

Dated:                             , 2009

Signature

Print Name Here

Signature (if held jointly)

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